POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints ADOLPH J. FERRO, Ph.D., GILBERT
N. MILLER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign a registration statement on Form S-1 of Agritope, Inc., relating to a distribution of shares of common stock, no par value per share, and related preferred stock purchase rights, and any and all amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacity indicated effective August 25, 1997.


         Name                                 Title
         ----                                 -----



/s/ Adolph J. Ferr, Ph.D.            President, Chief Executive
Adolph J. Ferro, Ph.D.               Officer, and Director
                                     (Principal executive officer)



/s/ Gilbert N. Miller                Executive Vice-President,
Gilbert N. Miller                    Chief Financial Officer,
                                     Secretary, and Director
                                     (Principal financial officer and principal
                                     accounting officer)



/s/ W. Charles Armstrong             Director
W. Charles Armstrong



/s/ Roger L. Pringle                 Director
Roger L. Pringle